UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 10, 2014

Date of Report (Date of earliest event reported)

Trans World Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-25244	13-3738518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

545 Fifth Avenue, Suite 940, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

(212) 983-3355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2014, Trans World Hotels Germany GmbH (“TWHG”), the German subsidiary of Trans World Corporation, a Nevada corporation (hereinafter referred to as “TWC” or the “Company”), entered into a Partnership Interest Purchase Agreement (“Agreement”) to acquire a private family partnership that owns the Hotel Columbus, a 117-room hotel (the “Hotel”) located in Seligenstadt, Germany, for approximately $8.0 million inclusive of taxes and closing costs.

The Agreement called for the cash purchase by TWC of all of the partnership interests subject to a final reconciliation of the purchase price on or before November 10, 2014. The selling partners made certain customary representations and warranties to TWC and indemnified the Company against any breach of such representations subject to certain limitations.

The Hotel features five meeting rooms, a restaurant and separate breakfast room, each with its own kitchen, two bars, a 32-space parking garage and 27 surface lot parking places, including a satellite parking area located across the street from the Hotel.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.19 and is incorporated by reference as though it were fully set forth herein.

TWHG partially financed the acquisition of the Hotel by means of an approximately $4.7 million principal amount 15-year non-recourse (to TWC) amortizable loan (the “Loan”) from a local German bank at an interest rate of 3.1% for the first ten years.  The loan is secured by a cash deposit equal to one year’s principal and interest payments in a savings account with, and a mortgage on the Hotel in favor of, the lender.

The Loan was signed on September 9, 2014 and the Agreement was signed on September 10, 2014. The purchase price plus a preliminary adjustment amount was paid to the selling partners and the Hotel was handed over to TWHG on September 11, 2014 and on such date, TWC, through TWHG, assumed control and operation of the Hotel.

TWC issued a press release relating to its acquisition of the Hotel, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.19	Partnership Interest Purchase Agreement by and between Trans World Hotels Germany GmbH and the Individual Partners of Hotelgesellschaft M. und W. Von Rhein KG dated September 10, 2014.

99.1	Press release by Trans World Corporation dated September 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD CORPORATION

Date: September 15, 2014	By:	/s/ Rami S. Ramadan
Rami S. Ramadan
President, Chief Executive Officer